INTERPUBLIC / MOVING FORWARD

MICHAEL ROTH

IPG: WELL-POSITIONED FOR LONG-TERM

- Globalization, media complexity and accountability all represent opportunities for us
- Outstanding and energized leadership talent across the group
- Competitive digital offerings at all our agencies, further enhanced by world-class specialized assets
- Strength and quality in key emerging markets

IPG: WELL-POSITIONED FOR LONG-TERM

- Successful turnarounds at Lowe, Mediabrands and Draftfcb have been achieved through leadership changes, talent infusion and evolutionary strategies – McCann transformation underway
- We are increasingly delivering on open architecture model of customized, accountable client solutions
- All agencies are testing / developing new capabilities and revenue streams – from IP rights to licensing approaches and automated production platforms. Most promising opportunity remains performance-based compensation.

IPG: WELL-POSITIONED FOR LONG-TERM

- Made key strategic decisions and invested in talent
- Delivering competitive organic growth
- Proven record of improving profitability and clear plan to achieve peer-level margins
- Ample cash capacity over next four years – $1.2 billion operating cash flow in 2014
- All of which will allow us to further invest in business and enhance shareholder value

INTERPUBLIC Q&A

THANK YOU

INTERPUBLIC GROUP
INVESTOR DAY